EXHIBIT 10



                     AMENDMENT TO CONSULTING AGREEMENT


        This is an Amendment to the Consulting Agreement dated May 7, 1998 by and between Anthony P. Terracciano, an individual whose mailing address is 1123 3rd Avenue, Spring Lake, New Jersey 07762 ("Consultant") and American Water Works Company, Inc. (the "Company"), a Delaware corporation.

                                BACKGROUND

        Consultant and Company entered into a consulting agreement dated May 7, 1998. Consultant has provided the consulting and advisory services requested to date by the Company. Consultant and Company anticipate that the prospective services which may be requested by the Company from the Consultant will be more limited than those services previously rendered by the Consultant.

        NOW, THEREFORE, intending to be legally bound hereby, the parties agree to amend Section 4 of the Agreement in its entirety as follows:

        4. Compensation. Effective as of January 1, 1999, as compensation and consideration for such services and responsibilities under this Agreement, the Company agrees to pay Consultant and Consultant agrees to accept compensation of $150,000 annually. Such compensation shall be payable in equal, or as nearly equal as practicable, monthly installments during each month, beginning January 1, 1999 in which the Consultant provides services hereunder. The Company shall not be required to provide Consultant with any other payments or benefits for his services hereunder, provided that the services to be performed hereunder, and the compensation to be paid therefor, shall be in addition to Consultant's services and compensation as a member of the Board.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment.

                                     AMERICAN WATER WORKS COMPANY, INC.


                    By:           Marilyn Ware
                                  Chairman of the Board of Directors


                                     CONSULTANT:


                                     Anthony P. Terracciano


Dated:  December 22, 1998